AMENDMENT NO. 1 TO
                  PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT


          This Amendment No. 1 to Preferred Stock Registration Rights Agreement dated as of April 30, 1999 is made as of June 1, 1999 by KMC Telecom Holdings, Inc. (the "Company"), First Union Investors, Inc. ("First Union"), Newcourt Commercial Finance Corporation ("Newcourt") and Lucent Technologies, Inc. ("Lucent").

                               W I T N E S S E T H

         WHEREAS, First Union owns shares of the Company's Series E Senior, Redeemable, Exchangeable, PIK Preferred Stock (the "Series E Preferred Stock");

         WHEREAS, the Company and First Union are parties to the Preferred Stock Registration Rights Agreement dated as of April 30, 1999 concerning First Union's Series E Preferred Stock (the "Agreement");

         WHEREAS, Newcourt owns shares of the Company's Series E Preferred Stock, and shares of the Company's Series F Senior, Redeemable, Exchangeable, PIK Preferred Stock (the "Series F Preferred Stock"), and Lucent owns shares of the Series F Preferred Stock;

         WHEREAS, the Company wishes to extend the registration rights granted to First Union with respect to its Series E Preferred Stock to Newcourt and Lucent with respect to their shares of Series E Preferred Stock and Series F Preferred Stock, respectively;

         WHEREAS, First Union wishes to consent to the granting of such registration rights to Newcourt and Lucent.

         NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

         1. DEFINED TERMS. Unless otherwise defined herein, all capitalized terms defined in the Agreement and used herein are used as so defined. In addition, the following terms shall have the meanings set forth below, and, to the extent that such terms also appear in the Agreement, the meanings set forth below shall replace the meanings set forth in the Agreement:

         "Registrable Securities" means the shares of Series E Preferred Stock issued and sold to First Union under the Securities Purchase Agreement dated as of April 30, 1999, the shares of Series E Preferred Stock, the shares of Series F Preferred Stock issued and sold to Newcourt under the Securities Purchase Agreement dated as of February 4, 1999, and the shares of Series F Preferred Stock issued and sold to Lucent under the Securities Purchase Agreement dated as of February 4, 1999.

         2. INSERTION OF NEW SUBHEADING. A new subheading is inserted below the heading "2. DEMAND REGISTRATION RIGHTS." to read "2.1 DEMAND RIGHTS."

         3. AMENDMENT TO SECTION 2.1(A). The first sentence of Section 2.1(a) of the Agreement is amended to read in its entirety as follows:

            "At any time and from time to time after October 30, 1999, First Union, Newcourt and Lucent (each referred to in this Section 2 as the "Demand Holder") may request the Company to register its Registrable Securities in the manner set forth herein by written notice (the "REGISTRATION NOTICE") to the Company only if a disposition of the Registrable Securities may not, in the opinion of the Demand Holder, be effected in the public marketplace (as opposed to a private transaction under the Securities Act) at equally favorable net terms to the Demand Holder without registration of such shares under the Securities Act."

         4. AMENDMENT TO SECTION 2.1(B). The first sentence of Section 2.1(b) of the Agreement is amended to read in its entirety as follows:

            "Each of First Union, Newcourt and Lucent will be entitled to obtain
         up  to  two  (2)  Long-Form   Registrations   and  two  (2)  Short-Form
         Registrations."

         5. AMENDMENT TO SECTION 2.2(A). The first sentence of Section 2.2(a) of the Agreement is amended by replacing the words "First Union" with the words "Each of First Union, Newcourt and Lucent".

         6. AMENDMENT TO SECTION 2.3. The introductory language of Section 2.3 of the Agreement is amended by replacing the words "First Union" with the words "any of First Union, Newcourt and Lucent".

         7. AMENDMENT TO SECTION 2.3(A), (C), (D), (E), (H), (I) AND (M). Sections 2.3(a), (c), (d), (e), (h), (i) and (m) of the Agreement are amended, in each case by replacing each occurrence of the words "First Union" with the words "First Union, Newcourt or Lucent, as the case may be,". Section 2.3(m) is further amended by deleting ";and" at the end and replacing the deleted material with a period. The final paragraph of Section 2.3, which is not designated by an alphabetic character, is also amended by replacing each occurrence of the words "First Union" with the words "First Union, Newcourt or Lucent, as the case may be,".

         8. AMENDMENT TO SECTION 2.4(B). Section 2.4(b) of the Agreement is amended to read in its entirety as follows:

             "(b) Except as otherwise expressly provided in this Agreement, in connection with each Demand Registration, the Company will reimburse First Union, Newcourt or Lucent, as the case may be, for the reasonable fees and disbursements of counsel chosen by it. If more than one of First Union, Newcourt and Lucent are participating in a registration, whether by virtue of coincident demand or otherwise, they shall jointly select counsel and the Company will only be obligated to reimburse any or all of them for the reasonable fees and disbursements of once counsel chosen by them."



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

         9. AMENDMENT TO SECTION 2.5(A) AND (B). Sections 2.5(a) and (b) of the Agreement are amended, in each case by replacing each occurrence of the words "First Union" with the words "First Union, Newcourt or Lucent, as the case may be,".

         10. AMENDMENT TO SECTION 2.6. Section 2.6 of the Agreement is amended to read in its entirety as follows:

              "2.6. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; PROVIDED, that First Union, Newcourt or Lucent, as the case may be, shall not be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding itself and its intended method of distribution."

         11. AMENDMENT TO SECTION 3.1. Section 3.1 of the Agreement is amended by adding the following after the address for First Union and its counsel:

              if to Newcourt:

                      Newcourt Commercial Finance Corporation
                      2 Gatehall Drive
                      Parsippany, New Jersey 07054
                      Attn: Vice President--Credit
                      Fax:  (973) 355-7644

              with a copy to:

                      Newcourt Commercial Finance Corporation
                      2 Gatehall Drive
                      Parsippany, New Jersey 07054
                      Attn: Vice President--Legal
                      Fax:  (973) 355-7645

              if to Lucent:

                      Lucent Technologies, Inc.
                      283 King George Road
                      Room A1D 27
                      Warren, New Jersey 07059
                      Attn:  Sue Colross
                      Fax:  (908) 558-1705

              with a copy to:

                      Sidley & Austin
                      875 Third Avenue
                      New York, New York 10001
                      Attn:  Irving L. Rotter
                      Fax:   (212) 906-2021



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

         12. Except as expressly amended hereby, all of the provisions of the Agreement are hereby affirmed and shall continue in full force and effect in accordance with their terms.

         13. This Amendment shall be governed and construed in accordance with the laws of the state of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflicts of laws thereof.

         14. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.




















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



         IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Amendment on the date first written above.



                                           KMC TELECOM HOLDINGS, INC.


                                           By:  /s/ James D. Grenfell
                                                -----------------------------
                                                Name:  James D. Grenfell
                                                Title:  Chief Financial Officer

                                           FIRST UNION INVESTORS, INC.


                                            By: /s/ Pearce Landry
                                                -----------------------------
                                                Name:  Pearce A. Landry
                                                Title:  Vice President

                                            NEWCOURT COMMERCIAL FINANCE
                                            CORPORATION


                                            By: /s/ John P. Sirico II
                                                -----------------------------
                                                Name:  John P. Sirico II
                                                Title: Vice President

                                            LUCENT TECHNOLOGIES, INC.


                                            By: /s/ Leslie L. Rogers
                                                -----------------------------
                                                Name:  Leslie L. Rogers
                                                Title: Managing Director








Signature Page to
Amendment No. 1 to
Preferred Stock
Registration Rights
Agreement